UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
April 5, 2016
Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc., to be held on June 13, 2016 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of five directors and the ratification of the appointment of our independent registered public accounting firm.
A report on the status of our portfolio of properties will also be presented at the 2016 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.
None of our stockholders own more than 5% of our outstanding shares, so every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2016 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2016 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 1 (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.2voteproxy.com/hcreit3 or by telephone by dialing toll-free 1 (800) 830-3542. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2016 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2016 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.
Sincerely,
Jeffrey T. Hanson
Chief Executive Officer and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2016
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc., a Maryland corporation, will be held on June 13, 2016 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.
to consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualifies;

2.	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	to transact such other business as may properly come before the 2016 Annual Meeting of Stockholders or any adjournments or postponements thereof.
These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on April 1, 2016 are entitled to vote at the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2016 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2016.
The proxy statement and annual report to stockholders are available at https://www.2voteproxy.com/hcreit3.
You may obtain directions to attend the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc. by calling 1 (949) 270-9217.
Please sign and date the accompanying proxy card and return it promptly by fax to 1 (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.2voteproxy.com/hcreit3 or by telephone by dialing toll-free 1 (800) 830-3542. Instructions are included with the proxy card. If you attend the 2016 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Cora Lo, Esq.
Assistant General Counsel and Secretary

April 5, 2016

i

PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of Griffin-American Healthcare REIT III, Inc., or Griffin-American Healthcare REIT III, for use in voting at the 2016 Annual Meeting of Stockholders, or the annual meeting, to be held on June 13, 2016 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote on or about April 5, 2016.
About the Meeting
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2016; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Management will report on the status of our portfolio of properties, and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
What is our Board of Directors’ voting recommendation?
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that: (i) you vote your shares “FOR ALL NOMINEES” to our Board of Directors; and (ii) you vote your shares “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2016. No director has informed us that he intends to oppose any action intended to be taken by us.
What happens if additional proposals are presented at the annual meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on April 1, 2016, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, we had 193,162,852 shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?
If holders of 50.0% of the shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?
Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 1 (781) 633-4036 until 11:59 p.m. Eastern Daylight Saving Time on June 12, 2016.
Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 12, 2016.
Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.2voteproxy.com/hcreit3 until 11:59 p.m. Eastern Daylight Saving Time on June 12, 2016.
Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1(800) 830-3542 until 11:59 p.m. Eastern Daylight Saving Time on June 12, 2016.
Can I revoke my proxy after I return my proxy card or after I authorize a proxy by fax, telephone or the Internet?
If you are a stockholder of record as of April 1, 2016, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by fax, telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for fax, telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What vote is required to approve each proposal that comes before the annual meeting?
To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees but will have no impact on the proposal to ratify the appointment of Deloitte & Touche.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Griffin-American Healthcare REIT III and welcome your attendance at the annual meeting.
Who will bear the costs of soliciting proxies for the meeting?
Griffin-American Healthcare REIT III will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Boston Financial Data Services, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate paying Boston Financial Data Services, Inc. approximately $121,000 for such services. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Boston Financial Data Services, Inc.
P.O. Box 55909
Boston, Massachusetts 02205-5909
Griffin-American Healthcare REIT III, Inc.
Call toll-free: 1 (855) 844-8650

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)
Background
Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Jeffrey T. Hanson, Danny Prosky, Harold H. Greene, Gerald W. Robinson and J. Grayson Sanders, each for a term of office commencing on the date of the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III and ending on the date of the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Each of Messrs. Hanson, Prosky, Greene, Robinson and Sanders currently serves as a member of our Board of Directors.
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for the directors named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our Board of Directors for a one-year term ending on the date of the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Griffin-American Healthcare REIT III. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees agreed to serve as our directors if elected.
Director Qualifications
We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.
Information about Director Nominees
Jeffrey T. Hanson, age 45, has served as our Chief Executive Officer and Chairman of the Board of Directors since January 2013. He is also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm that owns a 47.1% controlling interest in American Healthcare Investors, LLC, or American Healthcare Investors. Since December 2014, Mr. Hanson has also served as Managing Director of American Healthcare Investors which serves as one of our co-sponsors and owns a majority interest in Griffin-American Healthcare REIT Advisor III, LLC, or our advisor. Mr. Hanson has also served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT IV, Inc., or GA Healthcare REIT IV, since January 2015 and previously served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, from January 2009 to December 2014. He has also served as Executive Vice President of Griffin-American Healthcare REIT Advisor, LLC, or Griffin-American Healthcare REIT Advisor, since January 2012. He served as the Chief Executive Officer of Grubb & Ellis

Healthcare REIT Advisor, LLC, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in its Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Our Board of Directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with a focus on property management and property acquisitions. Mr. Hanson has insight into the development, marketing, finance and operations aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our Board of Directors believes that Mr. Hanson brings an important perspective to our Board of Directors.

Danny Prosky, age 51, has served as our President and Chief Operating Officer since January 2013, as our director since December 2014 and as our Interim Chief Financial Officer since August 2015 and will continue to serve in that position until we appoint a permanent Chief Financial Officer. He is also one of the founders and owners of AHI Group Holdings, and since December 2014, has also served as Managing Director of American Healthcare Investors. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT IV since January 2015 and as its Interim Chief Financial Officer since October 2015. Mr. Prosky previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014. He has also served as Executive Vice President of Griffin-American Healthcare REIT Advisor since January 2012. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, from January 2009 to November 2011 and as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors Property Management, Inc. from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc., a publicly traded healthcare real estate investment trust, or REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

Our Board of Directors selected Mr. Prosky to serve as a director because he is our President and Chief Operating Officer and his primary focus has been on the acquisition and operation of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at HCP, Inc. and American Health Properties, Inc. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.

Harold H. Greene, age 77, has served as one of our independent directors since February 2014. Mr. Greene served as a director and audit committee member of Paladin Realty Income Properties, Inc., a non-traded publicly registered REIT, from February 2004 to March 2014. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he had the responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene served as a director and audit committee chairman of NNN Realty Advisors, Inc., a commercial real estate asset management and services firm, from November 2006 to December 2007 and as a director and audit committee member of Grubb & Ellis Company, a commercial real estate services and investment company, from December 2007 to December 2009. Mr. Greene was also previously a director and audit committee chairman of William Lyon Homes, a builder of new luxury and single family home communities in California, Nevada and Arizona, from 2005 to 2011. Mr. Greene received a B.A. degree from the University of California, Los Angeles, or UCLA, in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School, the Southwest Graduate School of Banking at Southern Methodist University and the UCLA Director Training and Certification Program.

Our Board of Directors selected Mr. Greene to serve as a director in part due to his financial expertise, particularly in the real estate industry. Our Board of Directors believes that his experience in finance and banking, as well as his previous service on the Board of Directors of a REIT and other companies in the commercial real estate industry, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert. With his extensive background in finance and real estate operations, Mr. Greene brings valuable business skills to our Board of Directors.

Gerald W. Robinson, age 68, has served as one of our independent directors since December 2014. Mr. Robinson served as the Executive Vice President of Pacific Life Insurance Company from January 1994 to December 2008 and as Chairman and Chief Executive Officer of Pacific Select Distributors, Inc. from March 1994 to December 2008. Prior to 1994, Mr. Robinson served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During Mr. Robinson’s career, he has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives including real estate limited partnership, REIT and mortgage-based products. In addition, while at Pacific Life Insurance Company, Mr. Robinson was a member of the investment committee, which was responsible for the purchase and disposition of all assets of the insurance company, which included numerous forms of real estate, mortgage and REIT investments. Mr. Robinson also served as an independent director and member of the audit committee of GA Healthcare REIT II from August 2009 through December 2014. Mr. Robinson is a Certified Financial Planner and a Chartered Life Underwriter and received a B.S. degree in Business Administration from Central Michigan University.

Our Board of Directors selected Mr. Robinson to serve as a director due to his strong relationships and understanding of the financial network through which we offered the shares of our common stock in our initial public offering, or our offering. Mr. Robinson’s vast experience in capital markets and business operations enhances his ability to contribute insight on achieving business success in a diverse range of economic conditions and competitive environments. Our Board of Directors believes that this experience will bring valuable knowledge and insight to our company.

J. Grayson Sanders, age 75, has served as one of our independent directors since February 2014. Mr. Sanders has also served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser, since March 2013. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group, where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, Florida, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets, which focused on wholesale distribution of nontraded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. Previously, from 1997 to 2000, Mr. Sanders was the Executive Managing Director of CB Richard Ellis Investors, where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments of Ameritech Pension Trust. Since March 2016, Mr. Sanders has also served as an independent director of Griffin Capital Essential Asset REIT II, Inc., a non-traded REIT also sponsored by one of our co-sponsors, Griffin Capital Corporation, or Griffin Capital. Mr. Sanders has also previously served on the

Board of Directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts, where he was Co-Chairman of its Institutional Investor Committee. He has also served on the Board of Directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career and holds FINRA series 7, 24 and 63 licenses. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School, where he was President of the Alumni Association in 1984. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.

Our Board of Directors selected Mr. Sanders to serve as a director due to his 43 years of experience in real estate investment management as well as his broad scope of experience that includes many years of experience with both traded REITs and private funds and matching investment fund structures with appropriate channels of distribution. Mr. Sanders’ vast real estate experience in multiple property types throughout North America, in addition to Europe and Asia, also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience will bring valuable knowledge and insight to our company.
Vote Required
The proposal to elect the director nominees requires that a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. For purposes of the proposal to elect the director nominees, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes against the proposal. A properly executed proxy card, or instruction by fax, telephone, or the Internet, indicating “FOR ALL” will be considered a vote in favor of the proposal to elect all the director nominees. A properly executed proxy card, or instruction by fax, telephone or the Internet, indicating “WITHHOLD ALL” will be considered a vote against all the director nominees. A properly executed proxy card, or instruction by fax, telephone or the Internet, indicating “FOR ALL EXCEPT” will have the effect of a vote in favor of the proposal to elect all the director nominees other than those director nominees specified in the appropriate box on the proxy card and shall be considered a vote against such specified director nominees.
Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS
Information regarding our executive officers is set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Griffin-American Healthcare REIT III. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.
For biographical information regarding Mr. Hanson, our Chief Executive Officer and Chairman, and Mr. Prosky, our President, Chief Operating Officer, Interim Chief Financial Officer and director, see “— Information about Director Nominees” above.
Mathieu B. Streiff, age 40, has served as our Executive Vice President, General Counsel since July 2013. He is also one of the founders and owners of AHI Group Holdings and since December 2014, has also served as Managing Director and General Counsel of American Healthcare Investors. Mr. Streiff has also served as Executive Vice President and General Counsel of GA Healthcare REIT IV since January 2015. Mr. Streiff served as Executive Vice President, General Counsel of GA Healthcare REIT II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. He also served as Executive Vice President of Griffin-American Healthcare REIT Advisor, LLC since January 2012. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis Company from October 2010 to June 2011. Mr. Streiff joined Grubb & Ellis Realty Investors in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to Chief Real Estate Counsel and Senior Vice President, Investment Operations in March 2009 and served in that position until October 2010. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.

Stefan K.L. Oh, age 45, has served as our Executive Vice President — Acquisitions since October 2015, having previously served as our Senior Vice President — Acquisitions since January 2013. Mr. Oh has also served as Executive Vice President of Acquisitions since October 2015 of GA Healthcare REIT IV, having previously served as its Senior Vice President of Acquisitions since January 2015. Mr. Oh has also served as Executive Vice President, Acquisitions of American Healthcare Investors since October 2015, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GA Healthcare REIT II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from January 2010 to January 2012, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he has been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis Company, from August 1999 to June 2007, Mr. Oh worked for HCP, Inc., a publicly traded healthcare-focused REIT, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in California (inactive).

Cora Lo, age 41, has served as our Secretary since January 2013 and as our Assistant General Counsel since December 2015. Ms. Lo has also served as the Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors since December 2015, having previously served as its Senior Vice President, Securities Counsel since December 2014. Ms. Lo has also served as Assistant General Counsel of GA Healthcare REIT IV since December 2015 and has also served as its Secretary since January 2015. Ms. Lo served as Secretary of GA Healthcare REIT II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis Company from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from UCLA and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

OTHER KEY OFFICERS
Information regarding our other key officers is set forth below. We are not aware of any family relationship among any of the nominees to become directors, executive officers or other key officers of Griffin-American Healthcare REIT III. Our other key officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key officers.

Christopher M. Belford, age 54, has served as our Vice President — Asset Management since March 2016. He has also served as Executive Vice President of Asset Management for our co-sponsor, American Healthcare Investors, since January 2016. Mr. Belford served as President — West Division of Brookdale Senior Living Solutions, one of the largest owners and operators of senior living communities throughout the United States, from August 2014 to December 2015, where he was directly responsible for managing 269 senior living and retirement communities. Prior to its merger with Brookdale Senior Living, Mr. Belford previously served as Senior Vice President — Operations for Emeritus Assisted Living, a provider of independent living, assisted living, Alzheimer’s or memory care and skilled nursing for seniors, from January 2011 to July 2014, having served as its Vice President— Operations from January 2001 to December 2010. He also previously served in executive capacities with BPM Assisted Living/Regent Assisted Living and ERA Care Inc., where he began his healthcare career in 1991. Mr. Belford received a B.A. degree in Business Administration from Washington State University and completed post graduate studies in Business Administration at Seattle University. Mr. Belford is a member of the Assisted Living Federation of America.

Trevor A. Drummond, age 41, has served as our Vice President — Accounting and Finance since March 2016. He has also served as Senior Vice President, Chief Accounting Officer of our co-sponsor, American Healthcare Investors, since February 2016, having served as its Senior Vice President, Accounting and Finance since June 2015 and its Vice President, Accounting and Finance since December 2014. Mr. Drummond served as Vice President, Accounting and Finance of AHI Group Holdings from January 2012 to December 2014. Mr. Drummond previously served as REIT Controller for the investment management subsidiary of Grubb & Ellis Company from August 2006 to January 2012, where he managed the financial operations and accounting team for its sponsored healthcare REITs. Mr. Drummond also previously served in finance and accounting roles with publicly-traded lending institutions such as Commercial Capital Bancorp, Inc., New Century Financial Corporation and Consumer Portfolio Services Inc. during his career. Mr. Drummond received his B.A. degree in Accounting from University of Arizona and is a Certified Public Accountant in the State of California.

Chris Rooney, age 34, has served as our Vice President — Asset Management since January 2014. He has also served as Executive Vice President for our co-sponsor, American Healthcare Investors, since January 2016, having previously served as its Senior Vice President, Asset Management since December 2014. Mr. Rooney served as Senior Vice President, Asset Management of AHI Group Holdings from January 2012 to December 2014 and as Vice President — Asset Management of GA Healthcare REIT II from June 2012 to December 2014. Mr. Rooney previously served as Vice President of Asset Management for the investment management subsidiary of Grubb & Ellis Company from August 2007 to January 2012, where he oversaw portfolios exceeding more than $1 billion on behalf of various private and public real estate investment programs. Mr. Rooney possesses extensive asset management experience spanning our four core clinical classes of healthcare real estate: medical office buildings, hospitals, skilled nursing facilities and senior housing. Mr. Rooney received B.S. degrees in Finance and Real Estate, with Minors in Urban Planning, Economics and Music, from Arizona State University.

CORPORATE GOVERNANCE
Director Attendance at Meetings of the Board of Directors
Our Board of Directors held 33 meetings during the fiscal year ended December 31, 2015. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he served during the periods in which he served.
Director Attendance at Annual Meetings of the Stockholders
Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors attended the 2015 Annual Meeting of Stockholders.
Stockholder Communication with the Board of Directors
Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: Griffin-American Healthcare REIT III, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence
We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Jeffrey T. Hanson and Danny Prosky, are affiliated with us and we do not consider them to be independent directors. Our three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our co-sponsors or our advisor by virtue of: (i) ownership of an interest in our co-sponsors, our advisor or any of their affiliates; (ii) employment by our co-sponsors, our advisor or any of their affiliates; (iii) service as an officer or director of our co-sponsors, our advisor or any of their affiliates; (iv) performance of services, other than as a director for us; (v) service as a director or trustee of more than three REITs organized by our co-sponsors or advised by our advisor;

or (vi) maintenance of a material business or professional relationship with our co-sponsors, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a director from our co-sponsors, our advisor and their affiliates (excluding fees for serving as our director or director of another REIT or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our co-sponsors or our advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our co-sponsors, our advisor, any of their affiliates or with us.
While our stock is not listed on the New York Stock Exchange, each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members.
Board Leadership Structure
Jeffrey T. Hanson serves as both our Chairman of the Board of Directors and Chief Executive Officer. Our independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board of Directors. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.
Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, or our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors. In addition, all matters that relate to our co-sponsors, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors
Our Board of Directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.
Audit Committee. We have established an audit committee which consists of all of our independent directors, Messrs. Greene, Robinson and Sanders, with Mr. Greene serving as the chairman of the audit committee and audit committee financial expert. The Audit Committee has adopted a charter, which is available to our stockholders at http://www.healthcarereitiii.com. The Audit Committee held four meetings during the fiscal year ended December 31, 2015. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board to serve as our independent auditors; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. Pursuant to our audit committee charter, the audit committee will be comprised solely of independent directors.
Acquisition Committee. We currently do not have, but we may have in the future, an acquisition committee comprised of members of our Board of Directors to approve acquisitions that do not require approval by the full Board of Directors. Currently, each of our acquisitions must be approved by a majority of our Board of Directors, including a majority of our independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Properties and real estate-related investments may be acquired from our co-sponsors, our advisor, our directors and their respective affiliates, provided that a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to such person, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.
Compensation Committee. We currently do not have any employees and we do not pay any compensation directly to our executive officers. Therefore, we currently do not have a compensation committee, although we may establish a compensation committee in the future comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our Board of Directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board of Directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Nominating and Corporate Governance Committee. We do not have a separate nominating and corporate governance committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.
Director Nomination Procedures and Diversity
As outlined above, in selecting a qualified nominee, our Board of Directors considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Applying these criteria, our Board of Directors considers candidates for membership on our Board of Directors suggested by its members, as well as by our stockholders. Members of our Board of Directors annually review our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. Our Board of Directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.
Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee in light of the criteria set forth above.

Our Board of Directors also considers nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Griffin-American Healthcare REIT III, Inc., Board of Directors, Attention: Secretary, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.
Our Board of Directors recommends the slate of directors to be nominated for election at the annual meeting of stockholders. We have not employed or paid a fee to, and do not currently employ or pay a fee to, any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
Board of Directors Role in Risk Oversight
Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.
Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all property acquisitions and real estate-related investments and all assumptions of debt, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate our advisor pursuant to the terms of an advisory agreement with our advisor, or the Advisory Agreement, and must evaluate the performance of our advisor, and re-authorize the Advisory Agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.
In addition, the Audit Committee reviews risks related to our financial reporting. The Audit Committee meets with our Chief Financial Officer (or Interim Chief Financial Officer) and with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to the Audit Committee and/or depending on the subject matter, and as required, are reported to our Board of Directors.
Code of Business Conduct and Ethics
We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: Griffin-American Healthcare REIT III, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available on our website, http://www.healthcarereitiii.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
We have no employees. Our executive officers are all employees of affiliates of our advisor and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis, a Compensation Committee Report or a resolution subject to a stockholder advisory vote to approve the compensation of our executive officers in this proxy statement.

Compensation Committee Interlocks and Insider Participation
Other than Mr. Hanson and Mr. Prosky, no member of our Board of Directors during the year ended December 31, 2015 has served as an officer, and no member of our Board of Directors served as an employee, of Griffin-American Healthcare REIT III, Inc. or any of our subsidiaries. Because we do not have a compensation committee, none of our executive officers participated in any deliberations regarding executive compensation. Other than Mr. Hanson and Mr. Prosky, during the year ended December 31, 2015, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.
Option/SAR Grants in Last Fiscal Year
No option grants were made to our officers or directors for the year ended December 31, 2015.
Director Compensation
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. For the year ended December 31, 2015, our independent directors received the following forms of compensation:

•
Annual Retainer. Prior to the third quarter of 2015, our independent directors received an aggregate annual retainer of $36,000, which was paid on a quarterly basis at the commencement of each quarter for which an individual served as an independent director. The chairman of the Audit Committee received an additional aggregate annual retainer of $5,000, which was paid on a quarterly basis at the commencement of each quarter for which an individual served as the chairman of the Audit Committee. Effective as of the third quarter of 2015, our independent directors receive an aggregate annual retainer of $50,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the Audit Committee receives an additional aggregate annual retainer of $5,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the Audit Committee.

•
Meeting Fees. Our independent directors receive $1,500 for each Board of Directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which is paid monthly in arrears. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•
Equity Compensation. In connection with their initial election to our Board of Directors, each independent director receives 5,000 shares of restricted common stock pursuant to our incentive plan, and an additional 2,500 shares of restricted common stock pursuant to our incentive plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and continually served as an independent director during such period. In addition, on July 1, 2015, we granted 2,500 shares of our restricted common stock to each of our independent directors in consideration for his or her services rendered. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•
Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total($)
Jeffrey T. Hanson(3)	—	—	—	—	—	—	—
Danny Prosky(3)	—	—	—	—	—	—	—
Harold H. Greene	97,500	50,000	—	—	—	—	147,500
Gerald W. Robinson	92,500	50,000	—	—	—	—	142,500
J. Grayson Sanders	92,500	50,000	—	—	—	—	142,500
___________

(1)	Consists of the amounts described below:

Director	Role	Annual Retainer ($)	Meeting Fees ($)	Additional Special Payments ($)
Hanson	Chairman of the Board of Directors	—	—	—
Prosky	Director	—	—	—
Greene	Chairman, Audit Committee	48,000	49,500	—
Robinson	Member, Audit Committee	43,000	49,500	—
Sanders	Member, Audit Committee	43,000	49,500	—

(2)
The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2015, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718. The following table shows the shares of our restricted common stock awarded to each director for the year ended December 31, 2015, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718):

Director	Grant Date	Number of Shares of Our Restricted Common Stock	Full Grant Date Fair Value of Award($)
Hanson	—	—	—
Prosky	—	—	—
Greene	06/17/15 and 07/01/15	5,000	50,000
Robinson	06/17/15 and 07/01/15	5,000	50,000
Sanders	06/17/15 and 07/01/15	5,000	50,000
The following table shows the aggregate number of shares of nonvested restricted common stock held by each director as of December 31, 2015:

Director	Number of Shares of Nonvested Restricted Common Stock
Hanson	—
Prosky	—
Greene	7,000
Robinson	7,000
Sanders	7,000

(3)	Mr. Hanson and Mr. Prosky are not independent directors.

2013 Incentive Plan
We adopted our incentive plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000 shares.
Through December 31, 2015, we granted an aggregate of 22,500 shares of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election or re-election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. In addition, on July 1, 2015, we granted an aggregate of 7,500 shares of restricted common stock to our independent directors in consideration for their past services rendered. These shares of restricted common stock vest under the same period described above. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock have full voting rights and rights to distributions.
From the applicable service inception dates to the applicable grant dates, we recognized compensation expense related to the shares of our restricted common stock based on the reporting date fair value, which was estimated at $10.00 per share, the then most recent price paid to acquire a share of common stock in our offering. Beginning on the applicable grant dates, compensation cost related to the shares of our restricted common stock is measured based on the applicable grant date fair value, which we estimated at $10.00 per share, the then most recent price paid to acquire a share of common stock in our offering. Stock compensation expense is recognized from the applicable service inception dates to the vesting date for each vesting tranche (i.e., on a tranche by tranche basis) using the accelerated attribution method.
ASC Topic 718, Compensation – Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the years ended December 31, 2015 and 2014, we did not assume any forfeitures. For the years ended December 31, 2015 and 2014, we recognized stock compensation expense of $109,000 and $62,000, respectively, which is included in general and administrative in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K. We did not incur any stock compensation expense for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
As of December 31, 2015 and 2014, there was $129,000 and $88,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. As of December 31, 2015, this expense is expected to be recognized over a remaining weighted average period of 1.80 years.
As of December 31, 2015 and 2014, the weighted average grant date fair value of the nonvested shares of our restricted common stock was $210,000 and $120,000, respectively. A summary of the status of the nonvested shares of our restricted common stock as of December 31, 2015, 2014 and 2013, and the changes for the years ended December 31, 2015 and 2014 is presented below:

	Number of Nonvested Shares of our Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2013	—	$—
Granted	15,000	$10.00
Vested	(3,000)	$10.00
Forfeited	—	$—
Balance — December 31, 2014	12,000	$10.00
Granted	15,000	$10.00
Vested	(6,000)	$10.00
Forfeited	—	$—
Balance — December 31, 2015	21,000	$10.00
Expected to vest — December 31, 2015	21,000	$10.00

Amendment and Termination of the 2013 Incentive Plan
Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to our incentive plan will become fully vested. Our incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our Board of Directors. Our Board of Directors may terminate our incentive plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. Our Board of Directors may amend our incentive plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of our Board of Directors, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of our incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Our Board of Directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

EQUITY COMPENSATION PLAN INFORMATION
We adopted our incentive plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000. The following table provides information regarding our incentive plan as of December 31, 2015:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	—	—	1,970,000
Equity compensation plans not approved by security holders	—	—	—
Total	—		1,970,000
________

(1)
On each of May 14, 2014, December 10, 2014 and June 17, 2015, we granted 10,000, 5,000 and 7,500 shares, respectively, of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election and re-election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. In addition, on July 1, 2015, we granted 7,500 shares of our restricted common stock to our independent directors in consideration for their past services rendered. These shares of restricted common stock vest under the same period described above. The fair value of each share at the date of grant was estimated at $10.00 based on the then most recent price paid to acquire a share of our common stock in our offering; and with respect to the initial 20.0% of shares of our restricted common stock that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares of our restricted common stock, amortized over the period from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche by tranche basis) using the accelerated attribution method. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock have full voting rights and rights to distributions. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of April 1, 2016, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 193,162,852 shares of our common stock outstanding as of April 1, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage
Jeffrey T. Hanson(2)	308,202	*
Danny Prosky(2)	243,970	*
Harold H. Greene	21,988	*
Gerald W. Robinson	10,000	*
J. Grayson Sanders	10,342	*
Shannon K S Johnson(3)	29,418	*
All directors and officers as a group (9 persons)(2)(3)	824,399	*
_________

*	Represents less than 1.0% of our outstanding common stock.

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 193,162,852 shares of our common stock outstanding as of April 1, 2016, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following April 1, 2016. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.

(2)
Includes 22,222 shares of our common stock owned by our advisor. Messrs. Hanson, Prosky and Streiff are managing directors of American Healthcare Investors, the managing member of our advisor, and as such, may be deemed to be the beneficial owner of such common stock. Each of Messrs. Hanson, Prosky and Streiff disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Our advisor also owns 222 units of Griffin-American Healthcare REIT III Holdings, LP, our operating partnership.

(3)	Ms. Johnson resigned from her position as Chief Financial Officer on March 29, 2016.
None of the above shares have been pledged as security.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2015 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Relationships Among Our Affiliates
As of December 31, 2015, some of our executive officers and our non-independent directors are also executive officers and/or holders of indirect interests in our advisor.
Fees and Expenses Paid to Affiliates
All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, one of our co-sponsors or other affiliated entities. We are affiliated with our advisor, American Healthcare Investors and AHI Group Holdings; however, we are not affiliated with Griffin Capital, Griffin Capital Securities, LLC, NorthStar Asset Management Group, Inc., or NSAM, or Mr. James F. Flaherty III. We entered into the Advisory Agreement, which entitles our advisor and its affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2015 and 2014, we incurred $47,376,000 and $9,641,000, respectively, in fees and expenses to our affiliates as detailed below. We did not incur fees and expenses to our affiliates for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Offering Stage
Other Organizational and Offering Expenses

Our other organizational and offering expenses were paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates were reimbursed for actual expenses incurred up to 2.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to our distribution reinvestment plan. For the years ended December 31, 2015 and 2014, we incurred $533,000 and $2,974,000, respectively, in other organizational and offering expenses to our advisor. Other organizational expenses were expensed as incurred and offering expenses were charged to stockholders' equity as such amounts were reimbursed to our advisor from the gross proceeds of our offering. We did not incur other organizational and offering expenses to our advisor for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Acquisition and Development Stage
Acquisition Fee
Our advisor or its affiliates receive an acquisition fee of up to 2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, for each property we acquire or 2.0% of the origination or acquisition price, including any contingent or earn-out payments that may be paid, for any real estate-related investment we originate or acquire. Until January 30, 2015, the acquisition fee for property acquisitions was paid as follows: (1) in cash equal to 2.00% of the contract purchase price and (2) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at the established offering price as of the date of closing, net of selling commissions and dealer manager fees, which was $9.00 per share. Since January 31, 2015, the acquisition fee for property acquisitions is paid in cash equal to 2.25% of the contract purchase price. Our advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offering including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.

Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and included in acquisition related expenses in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K. Acquisition fees in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.

For the years ended December 31, 2015 and 2014, we incurred $39,204,000 and $6,279,000, respectively, in acquisition fees to our advisor or its affiliates, which included 55,684 shares and 77,139 shares of our common stock issued for the years ended December 31, 2015 and 2014, respectively. We did not incur any acquisition fees to our advisor or its affiliates for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Development Fee
In the event our advisor or its affiliates provide development-related services, our advisor or its affiliates receive a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor or its affiliates elect to receive an acquisition fee based on the cost of such development.
For the years ended December 31, 2015 and 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any development fees to our advisor or its affiliates.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which are reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. For the years ended December 31, 2015 and 2014, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions except with respect to our acquisition of Crown Senior Care Portfolio. We did not incur such fees and expenses for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Reimbursements of acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K. Reimbursements of acquisition expenses in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.
For the years ended December 31, 2015 and 2014, we incurred $3,000 and $4,000, respectively, in acquisition expenses to our advisor or its affiliates. We did not incur any acquisition expenses to our advisor or its affiliates for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Operational Stage
Asset Management Fee
Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.75% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan.

For the years ended December 31, 2015 and 2014, we incurred $6,831,000 and $160,000, respectively, in asset management fees to our advisor or its affiliates. We did not incur any asset management fees to our advisor or its affiliates for the period from January 11, 2013 (Date of Inception) through December 31, 2013. Our advisor agreed to waive a combination of certain acquisition fees and/or asset management fees that may otherwise have been due to our advisor pursuant to our Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders prior to our first property acquisition. As such, the asset management fees of $37,000 that would have been incurred through December 31, 2014 were waived by our advisor. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.

Asset management fees are included in general and administrative in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form
10-K.
Property Management Fee
Our advisor or its affiliates may directly serve as property manager of our properties or may sub-contract their property management duties to any third party and provide oversight of such third party property manager. Our advisor or its affiliates are paid a monthly management fee equal to a percentage of the gross monthly cash receipts of such property as follows: (1) a 1.0% property management oversight fee for any stand-alone, single-tenant, net leased property; (2) a 1.5% property management oversight fee for any property that is not a stand-alone, single-tenant, net leased property and for which our advisor or its affiliates will provide oversight of a third party that performs the duties of a property manager with respect to such property; or (3) a fair and reasonable property management fee that is approved by a majority of our directors, including a majority of our independent directors, that is not less favorable to us than terms available from unaffiliated third parties for any property that is not a stand-alone, single-tenant, net leased property and for which our advisor or its affiliates will directly serve as the property manager without sub-contracting such duties to a third party.

For the years ended December 31, 2015 and 2014, we incurred $738,000 and $44,000, respectively, in property management fees to our advisor or its affiliates. For the period from January 11, 2013 (Date of Inception) through December 31, 2013 we did not incur any property management fees to our advisor or its affiliates. Property management fees are included in property operating expenses in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.
Lease Fees
We pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease.
For the year ended December 31, 2015, we incurred $23,000 in lease fees to our advisor or its affiliates. For the year ended December 31, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any lease fees to our advisor or its affiliates. Lease fees are capitalized as lease commissions and included in other assets, net in our consolidated balance sheets in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.
Construction Management Fee
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our advisor or its affiliates are paid a construction management fee of up to 5.0% of the cost of such improvements. For the year ended December 31, 2015, we incurred $11,000 in construction management fees to our advisor or its affiliates. For the year ended December 31, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any construction management fees to our advisor or its affiliates.

Construction management fees are capitalized as part of the associated asset and included in real estate investments, net in our consolidated balance sheets or will be expensed and included in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K, as applicable.
Operating Expenses
We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient.

For the 12 months ended December 31, 2015, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.1% and (48.2)%, respectively, for the 12 months ended December 31, 2015.

From the commencement of our offering through December 31, 2014, our operating expenses exceeded this limitation by $199,000. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 2.5% and (13.9)%, respectively, from the commencement of our offering through December 31, 2014. We satisfied the conditions of the minimum offering and had funds held in escrow released to us to commence real estate operations in May 2014. We purchased our first property in June 2014. At this early stage of our operations, our general and administrative expenses were relatively high compared with our net income and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our net income and our average invested assets was justified from the commencement of our offering through December 31, 2014 given the unusual costs of operating a public company in the early stage of operations.

For the years ended December 31, 2015 and 2014, our advisor or its affiliates incurred operating expenses on our behalf of $33,000 and $180,000, respectively. Our advisor or its affiliates did not incur any operating expenses on our behalf for the period from January 11, 2013 (Date of Inception) through December 31, 2013. Operating expenses are generally included in general and administrative in our consolidated statements of operations and comprehensive loss in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.
Compensation for Additional Services
Our advisor and its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our Board of Directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the years ended December 31, 2015 and 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, our advisor and its affiliates were not compensated for any additional services.
Liquidity Stage
Disposition Fees
For services relating to the sale of one or more properties, our advisor or its affiliates are paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our Board of Directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2015 and 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any disposition fees to our advisor or its affiliates.
Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
In the event of liquidation, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of (1) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (2) an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sales proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2015 and 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Listing
Upon the listing of shares of our common stock on a national securities exchange, in redemption of our advisor's limited partnership units, our advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing, among other factors. For the years ended December 31, 2015 and 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Termination
Pursuant to the Agreement of Limited Partnership, as amended, of our operating partnership, upon termination or non-renewal of the Advisory Agreement, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange.
As of December 31, 2015 and 2014, we had not recorded any charges to earnings related to the subordinated distribution upon termination.
Stock Purchase Plans
On March 5, 2014, our Chief Executive Officer and Chairman of the Board of Directors, Jeffrey T. Hanson, our President, Chief Operating Officer, Interim Chief Financial Officer and Director, Danny Prosky, and our Executive Vice President, General Counsel, Mathieu B. Streiff, each executed stock purchase plans, or the 2014 Stock Purchase Plans, whereby they each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. In addition, on March 5, 2014, our former Chief Financial Officer, Shannon K S Johnson, our Executive Vice President — Acquisitions, Stefan K.L. Oh, our Assistant General Counsel and Secretary, Cora Lo, and our Vice President — Asset Management, Chris Rooney, each executed similar 2014 Stock Purchase Plans whereby they each irrevocably agreed to invest 15.0%, 15.0%, 10.0% and 15.0%, respectively, of their net after-tax base salaries that were earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. Such arrangements terminated on December 31, 2014. Effective January 1, 2015, Messrs. Hanson, Prosky, Streiff, Oh and Rooney, and Mses. Johnson and Lo, each adopted a stock purchase plan, or the 2015 Stock Purchase Plans, on terms similar to each of the 2014 Stock Purchase Plans described above. The 2015 Stock Purchase Plans each terminated in connection with the termination of the primary portion of our offering.

Purchases of shares of our common stock pursuant to the 2014 Stock Purchase Plans commenced after the initial release from escrow of the minimum offering amount, beginning with the officers' regularly scheduled payroll payment on May 20, 2014. Purchases of shares of our common stock pursuant to the 2015 Stock Purchase Plans commenced with the officers' regularly scheduled payroll payment paid on or after January 1, 2015. The shares of common stock were purchased at a price of $9.00 per share, reflecting the purchase price of the shares in our offering, exclusive of selling commissions and the dealer manager fee.

For the years ended December 31, 2015 and 2014, our officers invested the following amounts and we issued the following shares of our common stock pursuant to the applicable stock purchase plan:

		Years Ended December 31,
		2015		2014
Officer's Name	Title	Amount	Shares	Amount	Shares
Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board of Directors	$17,000	1,902	$59,000	6,574
Danny Prosky	President, Chief Operating Officer, Interim Chief Financial Officer and Director	20,000	2,246	81,000	9,053
Mathieu B. Streiff	Executive Vice President, General Counsel	19,000	2,062	74,000	8,188
Stefan K.L. Oh	Executive Vice President — Acquisitions	2,000	168	14,000	1,556
Cora Lo	Assistant General Counsel and Secretary	1,000	106	8,000	900
Chris Rooney	Vice President — Asset Management	1,000	135	12,000	1,366
Shannon K S Johnson	Former Chief Financial Officer	1,000	165	13,000	1,475
		$61,000	6,784	$261,000	29,112
Accounts Payable Due to Affiliates
The following amounts were outstanding to our affiliates as of December 31, 2015 and 2014:

	December 31,
Fee	2015	2014
Asset and property management fees	$1,111,000	$131,000
Acquisition fees	133,000	31,000
Construction management fees	9,000	—
Operating expenses	3,000	—
Lease commissions	1,000	—
Offering costs	—	415,000
	$1,257,000	$577,000
Certain Conflict Resolution Restrictions and Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our co-sponsors, our directors or their respective affiliates; (2) certain other future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Griffin Capital and American Healthcare Investors and their affiliates. These restrictions and procedures include, among others, the following:

•
Except as otherwise described in our prospectus for our offering, we will not accept goods or services from our co-sponsors, our advisor and directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease any asset (including any property) in which one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such co-sponsor, our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•
We will not make any loans to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates except mortgage loans in which an appraisal is obtained from an independent appraiser and loans, if any, to a wholly owned subsidiary. In addition, any loans made to us by one of our co-sponsors, our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

American Healthcare Investors/NSAM Allocation Policies
American Healthcare Investors has established general allocation principles with NSAM, an entity that indirectly owns approximately 45.1% of American Healthcare Investors. However, such general allocation principles may be amended at any time and have not been adopted by our Board of Directors. With respect to investment opportunities that are sourced by NSAM and its affiliates, these allocation principles provide as follows: (1) until NorthStar Healthcare Income, Inc., or NHI, a publicly registered healthcare REIT advised by NSAM and its affiliates, has invested 95.0% or more of its investable capital from its primary and any follow-on offerings (as determined by NSAM) and its Board of Directors has determined that NHI will not raise additional capital (other than through a distribution reinvestment plan), or the NHI Equity Condition, NSAM shall allocate all healthcare real estate investment opportunities among NHI, NorthStar Realty Finance Corp., or NorthStar Realty Finance, a diversified commercial real estate company that is organized as a publicly-traded REIT listed on the New York Stock Exchange and is externally managed by affiliates of NSAM, and other companies managed, sponsored or co-sponsored by NSAM and its affiliates in accordance with the allocation policy approved by NSAM and its managed companies, or the NSAM allocation policy; provided, however, that in the event a healthcare real estate investment opportunity is not suitable for an NSAM company, NSAM will endeavor to informally refer the opportunity to American Healthcare Investors; (2) following the NHI Equity Condition, NSAM shall allocate all healthcare real estate investment opportunities among us, GA Healthcare REIT IV, NHI, NorthStar Realty Finance and other companies managed, sponsored or co-sponsored by NSAM and its affiliates and any other companies sponsored or co-sponsored by American Healthcare Investors in accordance with the NSAM allocation policy.
With respect to investment opportunities that are sourced by American Healthcare Investors, the allocation principles provide that American Healthcare Investors shall allocate all healthcare real estate investment opportunities among NorthStar Realty Finance and funds directly or indirectly managed, sponsored, advised, financed, funded or controlled by American Healthcare Investors or its subsidiaries, including our company and GA Healthcare REIT IV. Such investment opportunities shall be allocated by American Healthcare Investors in accordance with its determination regarding which fund is most suitable using factors including, without limitation, the following: (a) investment objectives, strategy and criteria; (b) cash requirements; (c) effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment; (d) leverage policy and the availability of financing for the investment by each fund; (e) anticipated cash flow of the asset to be acquired; (f) income tax effects of the purchase; (g) the size of the investment; (h) the amount of funds available; (i) cost of capital; (j) risk return profiles; (k) targeted distribution rates; (l) anticipated future pipeline of suitable investments; and (m) the expected holding period of the investment and the remaining term of the fund. If, after consideration of the relevant factors, American Healthcare Investors determines that an investment is equally suitable for multiple funds, the investment will be allocated to a particular fund on a rotating basis (or, in certain situations, to more than one fund pursuant to a co-investment).
The aforementioned allocation policies have been established by American Healthcare Investors and NSAM and, while American Healthcare Investors is one of our co-sponsors and NSAM indirectly owns approximately 45.1% of American Healthcare Investors, we are not a party to these allocation policies. Therefore, for example, NSAM does not have any contractual or other obligation directly enforceable by us with respect to the application of the allocation policies to investment opportunities that are sourced by NSAM. Thus, there is no guarantee that NSAM will allocate any healthcare real estate investment opportunities to us, even following the NHI Equity Condition. Furthermore, because we are not a party to these allocation policies, such policies may be changed at any time without our input or consent, and there is no guarantee that any such changes would benefit us.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
Our Audit Committee has appointed Deloitte & Touche LLP to continue as our independent registered public accounting firm for the year ending December 31, 2016; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.
Representatives of Deloitte & Touche are expected to be present at the 2016 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by fax, telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by fax, telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions and broker non-votes will have no impact.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES
Deloitte & Touche LLP has served as our independent registered public accounting firm and audited our consolidated financial statements since January 15, 2013.
The following table lists the fees for services provided by our independent registered public accounting firm for 2015 and 2014:

Services	2015	2014
Audit fees(1)	$1,337,000	$491,000
Audit-related fees(2)	—	—
Tax fees(3)	55,000	3,000
All other fees	—	—
Total	$1,392,000	$494,000
________

(1)
Audit fees consist of fees related to the 2015 and 2014 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offering, in the year the services were rendered. These amounts include fees paid by our advisor for costs in connection with our offering.

(2)	Audit-related fees relate to financial accounting and reporting consultations, assurance and related services in the year the services were rendered.

(3)	Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche LLP for the years ended December 31, 2015 and 2014 were pre-approved in accordance with the policies and procedures described above.
Auditor Independence
The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of our three independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2015 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States), or PCAOB, Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.
The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2015 Annual Report on Form 10-K filed with the SEC on March 30, 2016.

Audit Committee:
Harold H. Greene (Chairman)
J. Grayson Sanders
Gerald W. Robinson

The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Griffin-American Healthcare REIT III specifically incorporates it by reference into such filing.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is being distributed along with this proxy statement to stockholders on or about April 5, 2016. Our 2015 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2017 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than December 6, 2016 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2017 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2017 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 6, 2016 and no later than 5:00 p.m., Pacific Time, on December 6, 2016. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS
Distribution of Materials; Other Business
On or about April 5, 2016, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on April 1, 2016. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to 1 (781) 633-4036 or by the Internet at https://www.2voteproxy.com/hcreit3 or by telephone by dialing toll-free 1 (800) 830-3542.

GRIFFIN-AMERICAN HEALTHCARE REIT III

P.O. BOX 55909
BOSTON, MA 02205-5909

Your Proxy Vote is Important!

Vote by Internet

https://www.2voteproxy.com/hcreit3 Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an email confirmation of your vote.

Vote by Telephone

1 (800) 830-3542 Call toll free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.

Vote by Mail or by Fax

Mark, date and sign this proxy card and mail promptly in the envelope provided. **Please ensure the address below shows through the window of the enclosed postage-paid return envelope.**

Fax your vote to **1 (781) 633-4036.** Do not return the proxy card if you vote by Internet, by telephone, or by fax.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-5908

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2016
INVESTOR PROXY CARD

The undersigned stockholder of Griffin-American Healthcare REIT III, Inc., a Maryland corporation, hereby appoints Mathieu B. Streiff and Cora Lo, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2016 Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc. to be held on June 13, 2016 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin-American Healthcare REIT III, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2016 Annual Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

All proxies, whether authorized by Internet, telephone, or fax, must be received no later than 11:59 p.m., Eastern Daylight Saving Time, on June 12, 2016 to be included in the voting results. Proxies sent by mail must be received no later than June 12, 2016.

Note: When shares are held by joint tenants or tenants-in-common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s) ____

Signature(s) ____

Date________________________

GAH16 – V2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" NAMED IN ITEM NO. 1 AND "FOR" ITEM NO. 2. IF NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR ALL NOMINEES" NAMED IN ITEM NO. 1 AND "FOR" ITEM NO. 2. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH RECOMMENDATION, IN THEIR DISCRETION.

Please mark box as shown. ☒

1. For the election of (01) Jeffrey T. Hanson, (02) Danny Prosky, (03) Harold H. Greene, (04) Gerald W. Robinson and (05) J. Grayson Sanders to serve as Directors until the Annual Meeting of Stockholders of Griffin-American Healthcare REIT III, Inc. to be held in the year 2017 and until his successor is duly elected and qualifies.

FOR ALL	**WITHHOLD ALL**	**FOR ALL EXCEPT***
☐	☐	☐

(1) Jeffrey T. Hanson (2) Danny Prosky (3) Harold H. Greene

(4) Gerald W. Robinson (5) J. Grayson Sanders

* To **Withhold authority** to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.

☐

2. For ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2016.

FOR	**AGAINST**	**ABSTAIN**
☐	☐	☐

GAH16 – V2